                                                                     EXHIBIT 1.2


December 15, 2000

Alpha Venture Capital, Inc.
Avarua Rarotonga
Cook Islands
Attention:  Mr. Barry Herman, Director

Gentlemen:

                  Reference is made to the Equity Line of Credit Agreement, dated as of December 4, 2000 (the "Agreement"), between Alpha Venture Capital, Inc., a corporation organized and existing under the laws of the Cook Islands ("Alpha"), and HomeSeekers.com, Incorporated, a Nevada corporation ("HMSK"). Capitalized terms used in this letter agreement that are not otherwise defined have the meanings assigned to those terms in the Agreement.

                  It is our understanding that the previously consummated sale of HMSK common stock to Alpha pursuant to the Subscription Agreement, dated as of December 4, 2000, between Alpha and HMSK and the Put contemplated by the Put Purchase Notice attached hereto as EXHIBIT A collectively constitute the initial Put contemplated by clause (i) of Section 2.1(b) of the Agreement. In addition, we understand that no action taken by either Alpha or HMSK with respect to the matters referenced in the preceding sentence shall constitute an amendment to the Put schedule contained in
Section 2.1(b) of the Agreement and that, except as described herein, such Put schedule shall remain in full force and effect. Therefore, the second Put may be exercised on the thirtieth (30th) Trading Day after December 8, 2000 in the amount of $1,000,000.

                  Except as expressly modified by this letter agreement, the Agreement shall otherwise remain in full force and effect.

                  If the foregoing correctly sets forth your understanding of our agreement, please execute this letter agreement in the space provided below.

                                              Very truly yours,

                                              HOMESEEKERS.COM, INCORPORATED


                                              By: /s/
                                                 -------------------------------
                                              Name:  Dennis P. Gauger
                                              Title:  Chief Financial Officer

AGREED AND ACCEPTED

ALPHA VENTURE CAPITAL, INC.


By: /s/
   ---------------------------
Name:  Barry Herman
Title:  Director

                                                                       EXHIBIT A



                               PUT PURCHASE NOTICE

     Reference is made to the Equity Line of Credit Agreement dated as of December 4, 2000 (the "Agreement"), between HomeSeekers.com, Inc., a Nevada corporation (the "Company") and Alpha Venture Capital, Inc. Capitalized terms used and not otherwise defined herein shall have the meanings given such terms in the Agreement.

     In accordance with and pursuant to Section 2.2 of the Agreement, the Company hereby issues this Put Purchase Notice to exercise a Put request for the Put Amount indicated below.

     Put Amount: $500,000

     Valuation Period start date: 12/4/00

     Valuation Period end date: 12/15/00

     Put Closing Date: 12/19/00

Dated: 12/8/00

                                   HomeSeekers.com, Incorporated



                                   By: /s/ John Giaimo
                                      -------------------------------
                                        Name: John Giaimo
                                        Title: President and COO

                                   Address:
                                   Facsimile No.:
                                   Wire Instructions:
                                                     ----------------
                                   Contact Name: